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                                                                     EXHIBIT 4.2

          YEAR 2003 PERFORMANCE CONTRACT WITH SENIOR VICE PRESIDENT OF
                           PETROCHINA COMPANY LIMITED



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
Offeree: Name: Su, Shulin                            Offeror: Name: CHEN, Geng              Term of the Contract: January 1, 2003 to
                                                                                                                  December 31, 2003
Title:   Senior Vice President of PetroChina         Title:   President of PetroChina
         Company Limited ("PetroChina")                                                     Date of Execution: January 18, 2003

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INDICES                       KEY PERFORMANCE INDICES            WEIGHT  MEASUREMENT        TARGET               ACTUAL
                              (KPI)                                                                              PERFORMANCE
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

Profits Indices               Rate of return of the invested     20%     %                  8.38
                              capital of PetroChina (ROIC)

                              ------------------------------------------------------------------------------------------------------
                              Net income of PetroChina (NI)      10%     In million RMB     34,280
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                              Total profit of nature gas and
                              pipeline business & international
                              (exploration and development)
                              business

                              Nature gas and pipeline business   20%     In million RMB     720

                              International (exploration and
                              development) business                                         316
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Operating Indices             Gap between actual capital         10%     %                  +/- 5
                              expenditures and budget of
                              PetroChina
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                              Science and technology &           10%     %                  85
                              information indices of PetroChina

                              West-East Gas Transmission         20%     %                  100
                              operation as planned

                              Receivables of nature gas and      10%     %                  Per Shiyoucaizi
                              pipeline business & international                             [2001] 311
                              (exploration and development)
                              business
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Indices to Be Put under       Quality safety and environmental   Material accidents involving condenser tube,    Comprehensive
Control                       protection (nature gas and         booster and fire = 0;                           performance
                              pipeline business & international  Extraordinary quality accidents involving       expressed in marks
                              exploration and development        social effects =0;                              to be reduced by 5
                              business)                          Extraordinary accidents involving environmental marks if exceeding
                                                                 pollution < or = 5                              target of the index
                                                                                                                 put under control.
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Signature of Offeree: /s/ SU SHULIN     Signature of Offeror:  /s/ CHEN GENG
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